Exhibit 99.1

B. Riley Financial Reports Financial Results for Third Quarter 2017

LOS ANGELES, CA – November 8, 2017 – B. Riley Financial, Inc. (NASDAQ: RILY), a diversified provider of financial and business advisory services, reported results for the third quarter ended September 30, 2017.

Third Quarter 2017 Financial Highlights

●	Total revenues of $92.4 million

●	Adjusted EBITDA of $15.8 million

●	Adjusted net income of $10.4 million or $0.38 per diluted share

●	Net income of $0.4 million or $0.01 per diluted share

●	Declares special dividend of $0.04 per share in addition to regular dividend of $0.08 per share

Third Quarter 2017 Financial Results

Total revenues for the third quarter of 2017 were $92.4 million compared to $57.0 million in the same year-ago period. The significant increase was primarily due to higher revenues from the company’s Capital Markets segment including contributions from FBR Capital Markets & Co., which the company acquired in June 2017, and Wunderlich Securities which was acquired in July 2017.

●	Capital Markets Segment: Revenues were $63.7 million, versus $10.1 million in the same year-ago period. The revenue increase was primarily due to a $16.8 million increase in investment banking fees, $12.4 million increase in commissions and fees, $16.0 million increase in wealth management services, and $7.2 million in interest income generated by our securities lending business. Segment loss totaled $0.2 million compared to segment income of $1.0 million in the same year-ago period primarily due to a restructuring charge of $3.3 million related to the integration of FBR and Wunderlich Securities.

●	Auction and Liquidation Segment: Revenues were $7.4 million compared to $23.6 million in the same year-ago period. The decrease was primarily due to a $9.7 million decrease in services and fees and a $6.5 million decrease in sale of goods primarily from retail liquidation engagements. The results of the prior year’s quarter included a large retail liquidation project which contributed to the decrease relative to results in this year’s quarter. Segment income totaled $2.0 million compared to $13.0 million in the same year-ago period.

●	Valuation and Appraisal Segment: Revenues were $9.0 million compared to $7.7 million in the same year-ago period. The revenue increase was primarily due to an increase in revenues related to appraisal engagements. Segment income totaled $3.0 million compared to $2.0 million in the same year-ago period.

●	Principal Investments – United Online Segment: Revenues from services and fees, as well as the sale of products totaled $12.3 million compared to $15.6 million in the same year-ago period. The revenue decrease is primarily due to the expected decrease in the number subscribers for the company’s services. Segment income totaled $4.9 million compared to $3.4 million in the same year-ago period.

Net income for the third quarter of 2017 totaled $0.4 million or $0.01 per diluted share, compared to $8.9 million or $0.47 per diluted share in the same year-ago period. Net income for the third quarter of 2017 included a $4.9 million restructuring charge, primarily related to the integration of FBR and Wunderlich Securities.

Adjusted EBITDA (earnings before interest expense, interest income, provision for income taxes, depreciation and amortization, share-based payments, fair value adjustments, insurance settlement recovery, transactions-related costs, and restructuring costs) for the third quarter of 2017 totaled $15.8 million, compared to $20.8 million in the same year-ago period. (See note regarding “Use of Non-GAAP Financial Measures,” below for further discussion of this Non-GAAP term).

Adjusted net income (excluding the impact of share-based payments, fair value adjustments, amortization of intangible assets, restructuring costs, insurance settlement recovery and transaction-related costs, net of related tax impact thereof) for the third quarter of 2017 totaled $10.4 million or $0.38 per diluted share, compared to $11.5 million or $0.60 per diluted share in the same year-ago period (See note regarding “Use of Non-GAAP Financial Measures,” below for further discussion of this Non-GAAP term).

On September 30, 2017, the company had $102.4 million of unrestricted cash and $96.0 million of securities and other investments owned. Total B. Riley Financial stockholders’ equity at September 30, 2017 was $274.7 million.

Declaration of Dividend

On November 8, 2017, the company's board of directors approved a regular quarterly dividend of $0.08 per share and a special dividend of $0.04, which will be paid on or about November 30, 2017 to stockholders of record as of November 22, 2017.

Management Commentary

“This quarter has been particularly gratifying for B. Riley Financial having delivered strong performance across all of our segments in the third quarter,” said B. Riley Financial Chairman and CEO, Bryant Riley. “Looking at our business as a whole, we have revenue and earnings diversification from investment banking, trading, appraisal and retail liquidation businesses, all balanced by our asset management and principal investing businesses.”

“This quarter also marked the first quarter with FBR Capital Markets & Co. and Wunderlich Securities under the B. Riley Financial umbrella,” continued Riley. “We took significant measures to bring these businesses in line with our operating philosophy. At FBR, we were able to reduce monthly fixed cost overhead by approximately $2 million. This helped us bring their breakeven down to approximately $75 million from a level of approximately $120 million pre-acquisition. While we report our Capital Markets segment on a combined basis, FBR’s revenue was up approximately 5% this quarter relative to last year’s quarter. Most notably, FBR’s Adjusted EBITDA contribution in the current quarter was $1.1 million, an increase of $9.8 million from FBR’s Adjusted EBITDA loss in the third quarter of 2016. We believe that much of this was related to the measures we took to reduce fixed cost overhead.”

Riley added: “While the cash equities business continues to be pressured, we are hopeful that the completion and integration of the merger will result in an improved environment. Our continued commitment to our research and trading business, as illustrated by new research hires, most notably in Healthcare and Energy, is an important element of our overall business.”

“With regard to Great American Group, we continue to be pleased with our Appraisal business which generated solid gains during the quarter. Our auction and liquidation business continues to be very active as we conduct a high number of store closings. Our mix of projects is currently weighted toward fee-based engagements. While the fee business has less upside, it provides steady income and demonstrates the continued difficult environment in retail,” added Riley.

“With most of the significant restructuring activities behind us, we are in a strong position to operate under an optimized cost structure, a unified focus and strategy, and an organizational DNA that is opportunistic and performance-driven. These are traits which have been integral to B. Riley’s heritage and will continue to serve as key components of our success going forward,” added Riley. “Taken together, our combined business and strong balance sheet not only gives us a national footprint in equities and fixed income, but it also provides the necessary scale and resources to strategically expand our leading position in business services, financial advisory and investment banking. While we have incorporated a focus on growth, we are committed to maintaining a bottom line discipline that reflects in our continued strategy to maximize investments for dividends.”

Conference Call

B. Riley Financial will host a conference call today (November 8, 2017) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time). The company’s Chairman and CEO, Bryant Riley, President, Tom Kelleher, and CFO and COO, Phillip Ahn, will host the conference call, followed by a question and answer period.

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

Toll-Free Number: 1-877-425-9470

International Number: 1-201-389-0878

About B. Riley Financial

B. Riley Financial, Inc. is a publicly traded, diversified financial services company which takes a collaborative approach to the capital raising and financial advisory needs of public and private companies and high net worth individuals. The Company operates through several wholly-owned subsidiaries, including B. Riley FBR, Inc., Wunderlich Securities, Inc., Great American Group, LLC, B. Riley Capital Management, LLC (which includes B. Riley Asset Management, B. Riley Wealth Management, and Great American Capital Partners, LLC) and B. Riley Principal Investments, which engages in proprietary investments in other businesses, such as the acquisition of United Online, Inc.

Forward-Looking Statements

This press release may contain forward-looking statements by B. Riley Financial, Inc. that are not based on historical fact, including, without limitation, statements containing the words “expects,” “anticipates,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” and similar expressions and statements. Such forward looking statements include, but are not limited to, express or implied statements regarding future financial performance and future dividends, the effects of our business model, the effects of our balance sheet on our ability to pursue business opportunities, the effects and anticipated benefits of our completed and pending acquisitions and related actions, expectations regarding future transactions and the financial impact, size and consistency of returns and timing thereof, as well as statements regarding the effect of investments in our business segments. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include risks associated with large engagements in our Auction and Liquidation segment; our ability to achieve expected cost savings or other benefits with respect to our completed and pending acquisitions, in each case within expected time frames or at all; our ability to consummate anticipated transactions and the expected financial impact thereof, in each case within the expected timeframes or at all; our ability to successfully integrate acquisitions; loss of key personnel; our ability to manage growth; the potential loss of financial institution clients; the timing of completion of significant engagements; and those risks described from time to time in B. Riley Financial, Inc.'s filings with the SEC, including, without limitation, the risks described in B. Riley Financial, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2016 under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and B. Riley Financial, Inc. undertakes no duty to update this information.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including adjusted EBITDA and adjusted net income, may be considered non-GAAP financial measures. B. Riley Financial, Inc. believes this information is useful to investors because it provides a basis for measuring the company’s available capital resources, the operating performance of its business and its cash flow, excluding interest expense, interest income, provision for income taxes, depreciation and amortization, stock-based payments, fair value adjustments, insurance settlement recovery, transaction-related expenses, and restructuring costs that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”). In addition, the company’s management uses these Non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the company’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the company may not be comparable to similarly titled amounts reported by other companies. The non-GAAP measures are described above and are reconciled to the corresponding GAAP measure in the unaudited condensed consolidated financial statements portion of this release under the headings “Adjusted EBITDA Reconciliation” and “Adjusted Net Income Reconciliation.”

Investor Contact:

Scott Liolios or Matt Glover

Liolios Group, Inc.

1-949-574-3860

RILY@liolios.com

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except par value)

	September 30, 2017	December 31, 2016
Assets	(Unaudited)
Assets:
Cash and cash equivalents	$102,409	$112,105
Restricted cash	9,269	3,294
Due from clearing brokers	21,580	—
Securities and other investments owned, at fair value	95,965	16,579
Securities borrowed	730,022	—
Accounts receivable, net	19,924	18,989
Due from related parties	6,082	3,009
Advances against customer contracts	5,298	427
Prepaid expenses and other assets	20,375	5,742
Property and equipment, net	13,105	5,785
Goodwill	100,903	48,903
Other intangible assets, net	59,671	41,166
Deferred income taxes	41,474	8,619
Total assets	$1,226,077	$264,618
Liabilities and Equity
Liabilities:
Accounts payable	$4,046	$2,703
Accrued expenses and other liabilities	58,954	53,168
Deferred revenue	3,181	4,130
Due to related parties and partners	1,244	10,037
Securities sold not yet purchased	25,046	846
Securities loaned	728,201	—
Mandatorily redeemable noncontrolling interests	12,830	4,019
Acquisition consideration payable	—	10,381
Notes payable	2,364	—
Senior notes payable	115,574	27,700
Contingent consideration	—	1,242
Total liabilities	951,440	114,226

Commitments and contingencies:
B. Riley Financial, Inc. stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued	—	—
Common stock, $0.0001 par value; 40,000,000 shares authorized; 26,461,568 and 19,140,342 issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	2	2
Additional paid-in capital	259,047	141,170
Retained earnings	15,956	9,887
Accumulated other comprehensive loss	(321)	(1,712)
Total B. Riley Financial, Inc. stockholders’ equity	274,684	149,347
Noncontrolling interests	(47)	1,045
Total equity	274,637	150,392
Total liabilities and equity	$1,226,077	$264,618

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues:
Services and fees	$85,141	$50,300	$202,354	$90,505
Interest income - Securities lending	7,206	—	9,424	—
Sale of goods	79	6,666	221	6,668
Total revenues	92,426	56,966	211,999	97,173
Operating expenses:
Direct cost of services	10,138	12,841	46,224	25,084
Cost of goods sold	124	2,391	313	2,393
Selling, general and administrative expenses	70,962	22,727	132,836	48,844
Restructuring charge	4,896	3,585	11,484	3,585
Interest expense - Securities lending	4,950	—	6,515	—
Total operating expenses	91,070	41,544	197,372	79,906
Operating income	1,356	15,422	14,627	17,267
Other income (expense):
Interest income	76	26	358	32
Loss from equity investment	(157)	—	(157)	—
Interest expense	(2,510)	(991)	(5,195)	(1,398)
(Loss) income before income taxes	(1,235)	14,457	9,633	15,901
Benefit from (provision for) income taxes	1,357	(6,083)	7,753	(6,184)
Net income	122	8,374	17,386	9,717
Net (loss) income attributable to noncontrolling interests	(246)	(565)	(283)	631
Net income attributable to B. Riley Financial, Inc.	$368	$8,939	$17,669	$9,086

Basic income per share	$0.01	$0.47	$0.80	$0.51
Diluted income per share	$0.01	$0.47	$0.76	$0.50

Cash dividends per share	$0.13	$0.03	$0.55	$0.03

Weighted average basic shares outstanding	26,059,490	18,977,072	22,180,808	17,805,127
Weighted average diluted shares outstanding	27,639,862	19,191,035	23,385,014	18,009,158

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net income	$17,386	$9,717
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	7,705	2,381
Provision (recoveries) for doubtful accounts	827	(178)
Share-based compensation	7,679	1,831
Recovery of key man life insurance	(6,000)	—
Non-cash interest and other	319	147
Effect of foreign currency on operations	(1,022)	640
Loss from equity investment	157	—
Deferred income taxes	(24,560)	1,839
Impairment of leaseholds, lease loss accrual and loss on disposal of fixed assets	2,838	—
Income allocated and fair value adjustment for mandatorily redeemable noncontrolling interests	10,766	1,450
Change in operating assets and liabilities:
Due from clearing brokers	13,258	—
Securities and other investments owned	(41,350)	16,515
Securities borrowed	129,998	—
Accounts receivable and advances against customer contracts	1,635	(1,871)
Goods held for sale or auction	—	(8,447)
Prepaid expenses and other assets	15,522	1,410
Accounts payable, accrued payroll and related expenses, accrued value added tax payable and other accrued expenses	(38,597)	3,032
Amounts due from related parties and partners	(12,313)	(488)
Securities sold, not yet purchased	7,700	(343)
Deferred revenue	(1,302)	963
Securities loaned	(139,425)	—
Auction and liquidation proceeds payable	—	(672)
Net cash (used in) provided by operating activities	(48,779)	27,926
Cash flows from investing activities:
Acquisition of Wunderlich, net of cash acquired $4,259	(25,478)	—
Cash acquired from acquisition of FBR & Co.	15,738	—
Acquisition of United Online, net of cash acquired $125,542 in 2016	(10,381)	(33,430)
Acquisition of other businesses	(2,052)	—
Purchases of property and equipment	(550)	(297)
Proceeds from key man life insurance	6,000	—
Proceeds from sale of property and equipment and intangible asset	619	15
Equity investment	(1,015)	—
Increase in restricted cash	(5,797)	(78,161)
Net cash used in investing activities	(22,916)	(111,873)
Cash flows from financing activities:
Repayment of revolving line of credit	—	(272)
Proceeds from asset based credit facility	65,987	56,255
Repayment of asset based credit facility	(65,987)	(56,255)
Repayment of notes payable	(8,214)	—
Borrowings from participating note payable	—	61,400
Payment of contingent consideration	(1,250)	(1,250)
Proceeds from issuance of senior notes	89,330	—
Payment of debt issuance costs	(2,093)	—
Proceeds from issuance of common stock	—	22,999
Offering costs from issuance of common stock	—	(240)
Payment of employment taxes on vesting of restricted stock	(2,683)	—
Dividends paid	(13,493)	(571)
Distribution to noncontrolling interests	(2,878)	(1,680)
Net cash provided by financing activities	58,719	80,386
Decrease in cash and cash equivalents	(12,976)	(3,561)
Effect of foreign currency on cash	3,280	23
Net decrease in cash and cash equivalents	(9,696)	(3,538)
Cash and cash equivalents, beginning of year	112,105	30,012
Cash and cash equivalents, end of period	$102,409	$26,474

Supplemental disclosures:
Interest paid	$11,513	$505
Taxes paid	$11,668	$409

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
(Unaudited)
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Capital Markets reportable segment:
Revenues - Services and fees	$56,473	$10,063	$95,872	$22,799
Interest income - Securities lending	7,206	—	9,424	—
Total revenues	63,679	10,063	105,296	22,799
Selling, general, and administrative expenses	(53,955)	(8,916)	(87,753)	(22,535)
Restructuring costs	(3,322)	—	(7,245)	—
Interest expense - Securities lending	(4,950)	—	(6,515)	—
Depreciation and amortization	(1,636)	(138)	(2,167)	(406)
Segment (loss) income	(184)	1,009	1,616	(142)
Auction and Liquidation reportable segment:
Revenues - Services and fees	7,376	17,058	43,179	29,358
Revenues - Sale of goods	1	6,503	1	6,505
Total revenues	7,377	23,561	43,180	35,863
Direct cost of services	(3,385)	(4,365)	(25,482)	(9,870)
Cost of goods sold	(2)	(2,223)	(2)	(2,225)
Selling, general, and administrative expenses	(1,963)	(3,976)	(6,562)	(6,840)
Depreciation and amortization	(5)	(6)	(15)	(22)
Segment income	2,022	12,991	11,119	16,906
Valuation and Appraisal reportable segment:
Revenues - Services and fees	9,043	7,696	24,799	22,865
Direct cost of services	(3,778)	(3,549)	(11,031)	(10,287)
Selling, general, and administrative expenses	(2,253)	(2,136)	(6,395)	(6,379)
Depreciation and amortization	(43)	(19)	(130)	(72)
Segment income	2,969	1,992	7,243	6,127
Principal Investments - United Online segment:
Revenues - Services and fees	12,249	15,483	38,504	15,483
Revenues - Sale of goods	78	163	220	163
Total revenues	12,327	15,646	38,724	15,646
Direct cost of services	(2,975)	(4,927)	(9,711)	(4,927)
Cost of goods sold	(122)	(168)	(311)	(168)
Selling, general, and administrative expenses	(2,433)	(2,139)	(8,536)	(2,139)
Depreciation and amortization	(1,703)	(1,802)	(5,313)	(1,802)
Restructuring costs	(150)	(3,187)	(633)	(3,187)
Segment income	4,944	3,423	14,220	3,423
Consolidated operating income from reportable segments	9,751	19,415	34,198	26,314

Corporate and other expenses (including restructuring costs of $1,424 and $3,606 during the three and nine months ended September 30, 2017, respectively, and $398 during the three and nine months ended September 30, 2016)	(8,395)	(3,993)	(19,571)	(9,047)
Interest income	76	26	358	32
Loss on equity investment	(157)	—	(157)	—
Interest expense	(2,510)	(991)	(5,195)	(1,398)
(Loss) income before income taxes	(1,235)	14,457	9,633	15,901
Benefit from (provision for) income taxes	1,357	(6,083)	7,753	(6,184)
Net income	122	8,374	17,386	9,717
Net (loss) income attributable to noncontrolling interests	(246)	(565)	(283)	631
Net income attributable to B. Riley Financial, Inc.	$368	$8,939	$17,669	$9,086

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION
(Unaudited)
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Adjusted EBITDA reconciliation:
Net income, as reported	$368	$8,939	$17,669	$9,086

Adjustments:
Interest expense	2,510	991	5,195	1,398
Interest income	(76)	(26)	(358)	(32)
(Benefit from) provision for income taxes	(1,357)	6,083	(7,753)	6,184
Depreciation and amortization	3,416	1,982	7,706	2,381
Share-based payments	2,773	834	5,288	1,831
Fair value adjustment	2,750	—	9,000	—
Insurance settlement recovery	—	(1,618)	(6,000)	(1,618)
Transaction-related costs	480	35	6,155	957
Restructuring costs	4,896	3,585	11,484	3,585

Total EBITDA adjustments	15,392	11,866	30,717	14,686

Adjusted EBITDA	$15,760	$20,805	$48,386	$23,772

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES
ADJUSTED NET INCOME RECONCILIATION
(Unaudited)
(Dollars in thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Net income attributable to B. Riley Financial, Inc.	$368	$8,939	$17,669	$9,086

Adjustments:
Share based payments	2,773	834	5,288	1,831
Fair value adjustment	2,750	—	9,000	—
Amortization of intangible assets	2,172	1,465	5,248	1,688
Restructuring costs	4,896	3,585	11,484	3,585
Insurance settlement recovery	—	(1,618)	(6,000)	(1,618)
Transactions related costs	480	35	6,155	957
Income tax effect of adjusting entries	(3,066)	(1,742)	(13,569)	(2,609)
Tax benefit from tax election to treat acquisition of UOL as a taxable business combination	—	—	(8,389)	—
Adjusted net income attributable to B. Riley Financial, Inc.	$10,373	$11,498	$26,886	$12,920

Adjusted income per common share:
Adjusted basic income per share	$0.40	$0.61	$1.21	$0.73
Adjusted diluted income per share	$0.38	$0.60	$1.15	$0.72

Shares used to calculate adjusted basic net income per share	26,059,490	18,977,072	22,180,808	17,805,127
Shares used to calculate adjusted diluted net income per share	27,639,862	19,191,035	23,385,014	18,009,158